Exhibit 99.(d)(1)(b)

Schedule A

Portfolio:	Mgt. Fee Rate
AST JP Morgan International Equity	1.00 to $75 million; 0.85 over $75 million
AST International Growth	1.00
AST International Value	1.00
AST MFS Global Equity	1.00
AST J.P. Morgan Strategic Opportunities	1.00
AST Small-Cap Growth	0.90
AST Neuberger Berman Small-Cap Growth	0.95
AST Federated Aggressive Growth	0.95
AST Goldman Sachs Small-Cap Value	0.95
AST Small-Cap Value	0.90
AST Goldman Sachs Mid-Cap Growth	1.00
AST Neuberger Berman Mid-Cap Growth	0.90 to $1 billion; 0.85 over $1 billion
AST Neuberger Berman Mid-Cap Value	0.90 to $1 billion; 0.85 over $1 billion
AST Mid-Cap Value	0.90
AST T. Rowe Price Natural Resources	0.90
AST T. Rowe Price Large-Cap Growth	0.90 to $1 billion; 0.85 over $1 billion
AST MFS Growth	0.90
AST Marsico Capital Growth	0.90
AST Goldman Sachs Concentrated Growth	0.90
AST Value	0.85
AST Large-Cap Value	0.75
AST AllianceBernstein Core Value	0.75
AST Cohen & Steers Realty	1.00
AST American Century Income & Growth	0.75
AST AllianceBernstein Growth & Income	0.75
AST T. Rowe Price Asset Allocation	0.85
AST T. Rowe Price Global Bond	0.80
AST High Yield	0.75
AST Lord Abbett Bond-Debenture	0.80
AST PIMCO Total Return Bond	0.65
AST PIMCO Limited Maturity Bond	0.65
AST Money Market	0.50
AST Aggressive Asset Allocation	0.15
AST Capital Growth Asset Allocation	0.15
AST Balanced Asset Allocation	0.15
AST Preservation Asset Allocation	0.15
AST Advanced Strategies	0.85
AST First Trust Balanced Target	0.85
AST First Trust Capital Appreciation Target	0.85
AST CLS Growth Asset Allocation	0.30
AST CLS Moderate Asset Allocation	0.30
AST Horizon Growth Asset Allocation	0.30
AST Horizon Moderate Asset Allocation	0.30
AST FI Pyramis® Asset Allocation Portfolio	0.85
AST Western Asset Core Plus Bond	0.70

AST Bond Portfolio 2015
AST Bond Portfolio 2016
AST Bond Portfolio 2017
AST Bond Portfolio 2018
AST Bond Portfolio 2019
AST Bond Portfolio 2020
AST Bond Portfolio 2021
AST Bond Portfolio 2022
AST Investment Grade Bond

0.65 to $500 million (pro rata by fund on combined assets); 0.64 over $500 million (pro rata by fund on combined assets)
AST Global Real Estate	1.00
AST Jennison Large-Cap Growth	0.90
AST Jennison Large-Cap Value	0.75
AST QMA US Equity Alpha	1.00
AST Parametric Emerging Markets Equity	1.10
AST Academic Strategies Asset Allocation	0.72
AST Schroders Multi-Asset World Strategies	1.10

Dated: April 30, 2003

Revised: June 7, 2005

Further Revised: December 1, 2005

Further Revised:  June 30, 2006

Further Revised:  May 1, 2007

Further Revised:  June 21, 2007

Further Revised:  November 15, 2007

Further Revised:  March 5, 2008

Further Revised:  May 1, 2008

Further Revised:  July 21, 2008

Further Revised:  September 16, 2008

Further Revised:  June 26, 2009

Further Revised:  October 1, 2009

Further Revised:  September 29, 2010

Pyramis is a registered service mark of FMR LLC. Used under license.